UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 24, 2008

POLYPORE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                Results of Operations and Financial Condition.

On October 29, 2008, Polypore International, Inc. (“Polypore”) issued a press release announcing its financial results for the third quarter ended September 27, 2008.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

Polypore will host a conference call to discuss these financial results at 9:00 a.m. Eastern Time on Thursday, October 30, 2008.  By press release dated October 9, 2008, the public was invited to listen to the conference call by live webcast accessed through the Investor Relations area of Polypore’s website at http://investor.polypore.net/.  A replay of the call will be available through November 13, 2008 by telephone at (719) 457-0820, access number 5480299.  The call will also be archived for 30 days at http://investor.polypore.net/.

Item 2.05.                                Costs Associated with Exit or Disposal Activities.

Item 2.06.                                Material Impairments.

As previously disclosed, a supply contract between Polypore’s Daramic lead-acid separator  business and Johnson Controls, Inc. expires on December 31, 2008.  Because Polypore now anticipates that it will not have a material supply position with Johnson Controls, Inc. for automotive lead-acid battery separators in 2009, on October 24, 2008 Polypore’s Board of Directors (the “Board”) approved the implementation of a plan to align lead-acid battery separator production capacity with demand, reduce costs and position Polypore to meet future growth opportunities (the “Plan”).  The Plan includes closing Polypore’s facility in Potenza, Italy and streamlining production at Polypore’s facility in Owensboro, Kentucky by the end of this fiscal year (January 3, 2009).

The current estimated cost of the Plan is expected to be in the range of $54.0 to $63.0 million, including estimated cash charges of $24.0 to $30.0 million for site clean-up and remediation and other costs, including severance benefits and an estimated non-cash impairment charge of $30.0 to $33.0 million primarily for buildings and equipment that will no longer be used in Potenza, Italy.

During the fourth quarter of 2008, Polypore expects to begin implementing the Plan and to record the estimated $54.0 to 63.0 million restructuring charge (approximately $52.0 to $61.0 million net of income tax), or an estimated $1.16 to $1.36 per fully diluted share.  Cash payments associated with the Plan are expected to be paid over the next five years.

The timing, scope and costs of the Plan (including income tax considerations) are subject to change as Polypore implements the Plan and continues to evaluate its business needs and costs.

Item 5.03.                                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2008, the Board amended and restated Polypore’s bylaws (the “Bylaws”) to adopt certain changes to Article II that were effective immediately upon approval.

The Bylaws were revised to:

•                  Clarify (a) that stockholders seeking to nominate candidates for election to the Board at any meeting of stockholders or propose business to be brought before an annual meeting of stockholders must comply with the advance notice requirements in Section 5 of Article II, and (b) that those stockholders seeking to have a proposal considered for inclusion in Polypore’s proxy statement must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, separate from the advance notice process.

•                  Prohibit stockholders from nominating candidates for election to the Board at a special meeting of stockholders unless the Board has determined that directors will be elected at the meeting.

•                  Require stockholders seeking to bring business before an annual meeting of stockholders, including nomination of Board candidates, to follow the advance notice process set out in Section 5 of Article II, even where the substance of the business proposed in Polypore’s notice of the meeting is the same as or similar to the business proposed by the stockholder.

This description of the principal features of the amendments does not cover all of the changes to the Bylaws and is qualified in its entirety by reference to the full text of the Bylaws, which is attached to this Form 8-K as Exhibit 3.1 and incorporated into this Form 8-K by reference.

Item 9.01.                                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Polypore International, Inc., adopted on October 24, 2008.

99.1	Press Release of Polypore International, Inc., dated October 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: October 29, 2008	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer